UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 30, 2024

FTAI Aviation Ltd.
(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-37386	98-1420784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

415 West 13th Street, 7th Floor, New York, New York 10014
(Address of Principal Executive Offices) (Zip Code)

(332) 239-7600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Ordinary shares, $0.01 par value per share	FTAI	The Nasdaq Global Select Market
8.25% Fixed-to-Floating Rate Series A Cumulative Perpetual Redeemable Preferred Shares	FTAIP	The Nasdaq Global Select Market
8.00% Fixed-to-Floating Rate Series B Cumulative Perpetual Redeemable Preferred Shares	FTAIO	The Nasdaq Global Select Market
8.25% Fixed-Rate Reset Series C Cumulative Perpetual Redeemable Preferred Shares	FTAIN	The Nasdaq Global Select Market
9.50% Fixed-Rate Reset Series D Cumulative Perpetual Redeemable Preferred Shares	FTAIM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On September 30, 2024, FTAI Aviation Ltd. (“FTAI Aviation” and, together with its consolidated subsidiaries, the “Company,” “we,” “us” or “our”) announced that Fortress Transportation and Infrastructure Investors LLC, its subsidiary (the “FTAI LLC” or the “Issuer”), priced its previously announced private offering (the “Private Offering”) of $500.0 million aggregate principal amount of 5.875% senior notes due 2033 (the “2033 Notes”), representing an increase in the size of the offering of $100.0 million from the previously announced offering size of $400.0 million. The 2033 Notes will bear interest at 5.875% per annum and will be issued at an issue price equal to 99.50% of principal, plus accrued interest, if any, from October 9, 2024. The 2033 Notes will be fully and unconditionally guaranteed on a senior unsecured basis by FTAI Aviation.

The Issuer intends to use a portion of the net proceeds from the Private Offering to (i) redeem in full all of the Issuer’s outstanding 9.750% Senior Notes due 2027 (the “2027 Notes”), (ii) repay in full all amounts outstanding under the Revolving Credit Facility provided under the Third Amended and Restated Credit Agreement, dated as of May 23, 2024, without a reduction in commitments and (iii) pay fees and expenses related to the foregoing transactions. The Issuer intends to use the remaining net proceeds from the Private Offering for general corporate purposes, which may include additional repayments of our indebtedness.

The 2033 Notes were offered in the United States to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside of the United States under Regulation S under the Securities Act. The 2033 Notes will not be registered under the Securities Act or any state securities laws, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This report does not constitute a notice of redemption with respect to the 2027 Notes or an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

Cautionary Language Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the consummation of the Private Offering or the Issuer’s anticipated use of the net proceeds from the Private Offering. Forward-looking statements are not statements of historical fact but instead are based on our present beliefs and assumptions and on information currently available to us. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “projects,” “contemplates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this communication are based upon our historical performance and on our current plans, estimates and expectations in light of information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements, including, but not limited to, the risk factors set forth in Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024, as updated by annual, quarterly and other reports we file with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTAI AVIATION LTD.

	By:	/s/ Eun (Angela) Nam
	Name:	Eun (Angela) Nam
	Title:	Chief Financial Officer and Chief Accounting Officer

Date: September 30, 2024